STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is made as of October 4, 2023, by and among Gentex Corporation (the “Purchaser”), and the entities identified on Schedule 2 (each, a “Seller” and collectively, the “Sellers”).
WHEREAS, the Sellers wish to transfer, assign, sell, convey and deliver to the Purchaser, and the Purchaser wishes to purchase from the Sellers, an aggregate of up to 3,137,500 shares (the “Shares”) of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), of VOXX International Corporation (the “Company”) in two tranches, in the amounts, at the prices, on the dates and on the terms and subject to the conditions set forth in this Agreement (the “Offerings”); and
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for good and valuable consideration, the Purchaser and each Seller, severally and not jointly, agree as follows:
1.Purchase and Sale of the Shares.
(a)At the closing of the Offering of the Shares listed under “Tranche 1” of Schedule 2 (“Tranche 1 Shares” and such closing, the “Tranche 1 Closing”), and subject to the terms and conditions hereof, each of the Sellers, severally and not jointly, will transfer, assign, sell, convey and deliver to the Purchaser, the number of Shares set forth opposite such Seller’s name in the table entitled “Tranche 1” in Schedule 2, and the Purchaser will purchase from the Sellers the number of Shares set forth opposite the Purchaser’s name in the table entitled “Tranche 1” in Schedule 1. In connection with such transfer, each of the Sellers will deliver the Tranche 1 Shares to be sold by it to the Purchaser (as provided in Section 2(a) below). In exchange for the transfer of the Tranche 1 Shares, the Purchaser will pay each Seller the aggregate amount obtained by multiplying the Tranche 1 Shares by the Tranche 1 Share Purchase Price (as defined in Schedule 1) (the “Tranche 1 Purchase Consideration”).
(b)At the closing of the Offering of the Shares listed under “Tranche 2” of Schedule 2 (“Tranche 2 Shares” and such closing, the “Tranche 2 Closing” and with the Tranche 1 Closing, each an “Offering Closing”), and subject to the terms and conditions hereof, each of the Sellers, severally and not jointly, will transfer, assign, sell, convey and deliver to the Purchaser, the number of Shares set forth opposite such Seller’s name in the table entitled “Tranche 2” in Schedule 2, and the Purchaser will purchase from the Sellers the number of Shares set forth opposite the Purchaser’s name in the table entitled “Tranche 2” in Schedule 1. In connection with such transfer, each of the Sellers will deliver the Tranche 2 Shares to be sold by it to the Purchaser (as provided in Section 2(a) below). In exchange for the transfer of the Tranche 2 Shares, the Purchaser will pay each Seller the aggregate amount obtained by multiplying the Tranche 2 Shares by the Tranche 2 Share Purchase Price (as defined in Schedule 1) (the “Tranche 2 Purchase Consideration” and, together with the Tranche 1 Purchase Consideration, the “Purchase Consideration”).
(c)Subject to the satisfaction or waiver of the conditions set forth in Section 5 below (other than conditions that by their nature are to be satisfied at the applicable Offering Closing, but subject to the satisfaction or waiver of those conditions at such
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time), (i) the Tranche 1 Closing shall occur on October 6, 2023 (the “Tranche 1 Settlement Date”) and (ii) the Tranche 2 Closing shall occur on or about January 5, 2024 (the “Tranche 2 Settlement Date” and, together with the Tranche 1 Settlement Date, the “Settlement Dates”).
2.Deliveries at Closing.
(a)At the Tranche 1 Closing, each Seller shall, severally and not jointly, transfer or cause to be transferred to the Purchaser the number of Shares set forth opposite such Seller’s name in the table entitled “Tranche 1” in Schedule 2 in electronic form via book-entry record through the Transfer Agent.
(b)At the Tranche 1 Closing, the Purchaser shall deliver or cause to be delivered to each Seller the Tranche 1 Purchase Consideration set forth opposite such Seller’s name in the table entitled “Tranche 1” in Schedule 2 by transfer of immediately available funds to the accounts designated by the Sellers.
(c)At the Tranche 2 Closing, each Seller shall, severally and not jointly, transfer or cause to be transferred to the Purchaser the number of Shares set forth opposite such Seller’s name in the table entitled “Tranche 2” in Schedule 2 in electronic form via book-entry record through the Transfer Agent.
(d)At the Tranche 2 Closing, the Purchaser shall deliver or cause to be delivered to each Seller the Tranche 2 Purchase Consideration set forth opposite such Seller’s name under the table entitled “Tranche 2” in Schedule 2 by transfer of immediately available funds to the accounts designated by the Sellers.
3.Purchaser Representations. In purchasing the Shares, the Purchaser acknowledges, represents and warrants to the Sellers on the date hereof and on each Settlement Date that:
(a)The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Purchaser has requisite right, power, capacity and authority to enter into, execute, deliver and perform this Agreement.
(b)This Agreement has been duly authorized by the Purchaser, has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
(c)The purchase of the Shares by the Purchaser hereunder will not conflict with, result in a breach or violation of, or constitute a default under, (i) any law applicable to the Purchaser, (ii) the charter documents of the Purchaser or (iii) the terms of any indenture or other agreement or instrument to which the Purchaser is a party or bound, or any judgment, order or decree applicable to the Purchaser of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Purchaser, except in the cases of (i) and (iii), for any such conflict, breach, violation or

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default that would not materially and adversely affect the purchase of the Shares and the consummation of the transactions contemplated herein.
(d)No consent, approval, authorization or order of, or filing by the Purchaser with, any court, governmental agency or body or stock exchange is required for the consummation by the Purchaser of its purchase of the Shares hereunder.
(e)The Purchaser has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Consideration and consummate the transactions contemplated by this Agreement.
(f)The Purchaser is a sophisticated investor and has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Company and is able to bear the economic risk of loss of its investment in the Company. The Purchaser acknowledges that the Sellers and their officers, advisors, counsel and other representatives may possess non-public information regarding the Company not known to the Purchaser that the Purchaser may deem material to its decision to purchase the Shares and the Purchaser hereby waives any claim, or potential claim, it has or may have against any Seller and its officers, advisors and counsel relating to their possession of material non-public information. Except for the express representations and warranties contained in this Agreement, neither the Sellers, nor any of their respective affiliates, attorneys, accountants and financial and other advisors, has made any representations or warranties to the Purchaser.
(g)The Purchaser has no arrangement with any person, directly or indirectly, to participate in the distribution of the Shares.
4.Seller Representations. Each Seller, severally and not jointly, acknowledges, represents and warrants to the Purchaser on the date hereof and on each Settlement Date that:
(a)Such Seller is an entity duly organized and validly existing under the laws of its jurisdiction of organization. Such Seller has requisite right, power, capacity and authority to enter into, execute, deliver and perform this Agreement.
(b)This Agreement has been duly authorized, executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
(c)Such Seller is the record and beneficial owner of the Shares to be sold by it in the Offering, and upon the applicable Offering Closing will transfer to the Purchaser good and marketable title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, all such Shares, free and clear of any liens, claims, security interests, restrictions, options or other encumbrances of any kind, other than transfer restrictions under federal and state securities laws. Such Seller has not granted any option of any sort with respect to such Shares or any right to acquire such Shares or any interest therein other than to the Purchaser under this Agreement.

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(d)The transfer of the Shares to be sold by such Seller in the Offering will not conflict with, result in a breach or violation of, or constitute a default under, (i) any law applicable to such Seller or, (ii) the limited partnership agreement, general partnership agreement or other organizational document, as applicable, of such Seller or (iii) the terms of any indenture or other agreement or instrument to which such Seller is a party or bound, or any judgment, order or decree applicable to such Seller of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Seller, except in the cases of (i) and (iii), for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Shares and the consummation of the transactions contemplated herein.
(e)No consent, approval, authorization or order of, or filing by such Seller with, any court, governmental agency or body or stock exchange is required for the consummation by such Seller of the sale of the Shares to be sold by such Seller in the Offering, except as may be required by applicable securities laws in connection with the offer and sale of the Shares.
(f)Such Seller has not engaged any investment banker, broker, or finder in connection with the Offering, and no broker’s or similar fee is payable by such Seller or any of its affiliates in connection with the transfer of the Shares owned by such Seller hereunder.
(g)Except for the express representations and warranties contained in this Agreement, neither the Purchaser, nor any of its affiliates, attorneys, accountants and financial and other advisors, has made any representations or warranties to such Seller.
5.Conditions Precedent to Obligations of the Sellers and Purchaser.
(a)The obligations of the Purchaser are subject to the satisfaction of the conditions precedent that (i) the representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof and the applicable Settlement Date (including as if made both on the date hereof and on such Settlement Date), (ii) the Sellers shall have complied with all of their covenants and agreements contained in this Agreement to be performed on or prior to the applicable Settlement Date, (iii) no order shall have been entered by or with any governmental authority or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the sale by the Sellers or the purchase by the Purchaser, of the Shares, and (iv) the volume weighted average closing price per share of Class A Common Stock on The Nasdaq Stock Market LLC during the 20 trading day period ending on the last trading day immediately prior to the applicable Settlement Date (the “20-day VWAP”) as of the applicable Settlement Date is at least $7.00.
(b)The obligations of the Sellers are subject to the satisfaction of the conditions precedent that (i) the representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof and the applicable Settlement Date (including as if made both on the date hereof and on such Settlement Date), (ii) the Purchaser shall have complied with all of its covenants and agreements contained in this Agreement to be performed on or prior to the applicable Settlement Date, and (iii) no order shall have been entered by or with any governmental authority or arbitral body, and

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no other legal restraint or prohibition shall be in effect, preventing the sale by the Sellers or the purchase by the Purchaser, of the Shares.
6.Termination.
(a)Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Tranche 2 Closing with respect to the applicable parties as follows:
i.by written agreement of the Purchaser, on the one hand, and one or more Sellers, on the other hand, which termination shall be effective as between or among the Purchaser and such Seller(s); or
ii.by the Purchaser or any of the Sellers (but only with respect to such terminating Seller’s rights and obligations hereunder) if there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent governmental authority enjoining the Company or such Seller from consummating the transactions contemplated by this Agreement shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 6(a)(ii) shall have used its commercially reasonable efforts to render inapplicable such law or regulation or remove such judgment, injunction, order or decree prior to such termination.
(b)In the event of termination and abandonment by the Purchaser or any Seller pursuant to Section 6(a), written notice thereof specifying the provision of this Agreement pursuant to which such termination is effected, shall forthwith be given to the other parties hereto, and, solely with respect to a termination by the Purchaser or all of the Sellers, this Agreement shall terminate, and the subscription for the Shares hereunder shall be abandoned. For the avoidance of doubt, a termination by any Seller shall only terminate the rights and obligations of such Seller hereunder and shall not affect the rights and obligations of the other parties hereto. The parties acknowledge that the failure by any one Seller to consummate the subscription for such Seller’s Shares shall not affect or modify the obligations of the Purchaser or the other Sellers to consummate the transactions contemplated hereby.
(c)In the event of any termination of this Agreement as provided in Section 6(a) by the Purchaser or all of the Sellers, this Agreement, except for the provisions of this Section 6(c) and Section 7 below, shall terminate and become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders with respect thereto. Notwithstanding the foregoing, nothing in this Section 6(c) shall relieve any party to this Agreement of liability for fraud or any material breach of any covenant or agreement set forth in this Agreement.
(d)In the event that Purchaser is not required to purchase Tranche 2 Shares on the Tranche 2 Settlement Date pursuant to the terms of this Agreement, Purchaser’s obligations to purchase Shares hereunder shall automatically terminate.
7.Miscellaneous.

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(a)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements related to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation by any party or any representative of any party other than those expressly contained herein. The respective agreements, representations, warranties and other statements of the Purchaser and the Sellers, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or the Sellers or any of their respective officers, directors or affiliates, and shall survive delivery of and payment for the Shares. This Agreement may not be assigned by any party without the written consent of the other parties and any such assignment without such written consent shall be void.
(b)Each party shall keep this Agreement and the terms and conditions hereof strictly confidential and shall not disclose them to any third party, provided each Party shall be permitted to disclose this Agreement or such information hereunder as is reasonably required to be disclosed in confidence to its directors, officers, employees, affiliates, owners, counsel, accountants, lenders and advisors (provided, further, however, that such party shall be responsible for any breach of the terms hereof by any such persons) or as otherwise required pursuant to any applicable law, rule or regulation, including those of the U.S. Securities Exchange Commission. Notwithstanding the foregoing, the parties and their respective affiliates shall be permitted to disclose such information regarding the transactions contemplated hereunder in customary confidential communications or disclosures with their current or future limited partners or prospective investors.
(c)If any change in the Class A Common Stock shall occur between the date hereof and immediately prior to an Offering Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares and the Purchase Consideration shall be appropriately adjusted to reflect such change.
(d)This Agreement may be amended only by written agreement between the parties hereto.
(e)Each party agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.
(f)This Agreement shall be governed by and construed under the domestic, substantive laws of the State of New York (without giving effect to any conflict of law or other aspect of New York law that might result in the application of any law other than that of the State of New York).
(g)This Agreement may be executed (and delivered via email or other electronic transmission) in one or more counterparts, each of which constitutes an original (including counterparts delivered by email or other electronic transmission) and is admissible in evidence, and all of which constitute one and the same agreement.

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(h)Each party shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Purchaser:

GENTEX CORPORATION

By: /s/ Steve Downing
Name: Steve Downing
Title: President and Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Sellers:

Avalon Park International LLC

By: /s/ Beat Kahli
Name: Beat Kahli
Title: President

Avalon Park Group Holding AG

By: /s/ Beat Kahli
Name: Beat Kahli
Title: Chairman

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